Exhibit 99.2

SUPPORT.COM FILES UPDATED INVESTOR PRESENTATION

Details Strategic Plan to Drive Long-Term Growth and Value Creation as Customer Support Demands Evolve

Services Program Provides Distinct Advantages in Accelerating Nexus’ Capabilities and Features

Redwood City, CA – November 17, 2015 – Support.com, Inc. (NASDAQ: SPRT), makers of cloud-based Nexus® software for Support Interaction Optimization (SIO) and a leading provider of tech support and turnkey support center services, today announced that it has filed an updated investor presentation with the Securities and Exchange Commission (SEC) that it will be using with stockholders as part of the Company’s ongoing program to meet with investors and solicit their views and opinions regarding its strategy for driving long-term growth.

The presentation discusses in detail the value-enhancing strategy that Support.com’s Board and management team is executing to position the Company for long-term success in the rapidly evolving support industry.

Among other things, the presentation outlines Support.com’s leadership position in the premium technical support market and the innovative technology solutions it is deploying to meet increasingly complex and changing support needs, which are driven by the proliferation of connected devices and the importance consumers are placing on customer service as part of their purchasing decisions. It also highlights the progress the Company has made diversifying its Services offerings and leveraging its unique premium technical support program to accelerate and enhance its Nexus capabilities and features.

“Our Board and management team have taken decisive actions to put Support.com on a clear path to deliver long-term value for our customers and stockholders,” said Elizabeth Cholawsky, Support.com’s President and Chief Executive Officer. “As evidenced by the progress made last quarter, our strategy is beginning to pay off. In Services, we signed up new partnerships and programs, including expanding our IoT capabilities, and in Nexus, seat licenses doubled sequentially and the average number of customer sessions per week increased 40% from the second to third quarters. We are encouraged by these initial results and believe we have the right strategy and team in place to effectively carry out our stockholder value creation plan. In the coming weeks, we plan to meet with our stockholders and look forward to hearing their feedback as we continue executing against our key strategic initiatives aimed at driving operational and financial improvements.”

Support.com strives to maintain constructive, ongoing communications with all of its stockholders and values their input and opinions. Stockholders interested in learning more about the Company’s strategic initiatives for delivering long-term value, or speaking with a member of the management team, should contact Jeanne Carr at MacKenzie Partners (212.929.5916).

The full presentation is available on the Company’s website at http://www.support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software (Nexus®) and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, a stronger brand and growing revenues.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Support.com are forward-looking. Forward-looking statements include, for example, all statements relating to expected financial performance; the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; future performance in economic and other terms; Support.com’s initiatives to improve its performance and increase its growth and profitability; Support.com’s future operational and financial performance; Support.com’s actions taken or contemplated to enhance its long-term prospects and enhance value for its stockholders; Support.com’s efforts to execute on and implement its strategic plan; and Support.com’s plans to achieve its financial objectives and to drive value creation for the benefit of all its stockholders. These forward-looking statements are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions and, accordingly, are not guarantees of future performance. Such forward-looking statements involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Nexus software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, risks related to the actions of activist stockholders, including the amount of related costs incurred by Support.com and the disruption caused to Support.com’s business activities by these actions, and our ability to control expenses and achieve desired margins. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

© 2015 Support.com, Inc. All rights reserved. Support.com, the Support.com logo and Nexus are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
Support.com is an Equal Opportunity Employer.

Investor Contact
MacKenzie Partners
Jeanne Carr
212.929.5916

Media Contact
Sard Verbinnen & Co
Mark Harnett or Leah Polito
212.687.8080 or 415.618.8750